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                                                                    Exhibit 99.2



                           EXCLUSIVE SUPPLY AGREEMENT


         THIS EXCLUSIVE SUPPLY AGREEMENT ("Agreement"), entered into as of the 14th day of August, 1998 ("Effective Date"), is by and among BIONUTRICS, INC., a Nevada corporation, with a place of business at 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016 ("Bionutrics, Inc.") (together with any and all of its Affiliates, "Bionutrics"); BIONUTRICS HEALTH PRODUCTS, INC., a Delaware corporation, with a place of business at 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016 ("BHP"); INCON TECHNOLOGIES, INC., a Delaware corporation with a place of business at 2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016 ("InCon"); (collectively the "Bionutrics Entities"); and AC HUMKO CORP., a Delaware corporation, with a place of business at 7171 Goodlett Farms Parkway, Memphis, Tennessee 38018 ("Humko").


                                  INTRODUCTION

         WHEREAS, as of the Effective Date, Humko has purchased certain common stock and warrants of Bionutrics in a Stock Purchase Agreement and certain technology from Affiliates and/or subsidiaries of Bionutrics, Inc., in a Technology Agreement, and in consideration for the purchase of such stock, warrants and such technology, the respective Bionutrics Entities agreed to enter into this Agreement; and

         WHEREAS, Humko, Bionutrics and various subsidiaries of Bionutrics, intend to enter into an Agreement for Purchase and Sale of Assets after the date hereof (upon terms agreeable to the parties thereto), which will provide (in addition to other matters) for the purchase of substantially all or part of (at the option of Humko) the assets of Nutrition Technology Corporation used in connection with its business, and, as a condition to Humko's entering into any such Agreement for Purchase and Sale of Assets, Humko has required Bionutrics to enter into this Agreement, and Humko will not enter into such Agreement for Purchase and Sale of Assets unless Bionutrics has entered into this Agreement; and

         WHEREAS, as a condition to Bionutrics' entering into such Technology Agreement and Agreement for Purchase and Sale of Assets, Bionutrics has required Humko to enter into this Agreement to supply Bionutrics and its Affiliates and subsidiaries with Bionutrics Products, Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products, as defined herein; and

         WHEREAS, Bionutrics and its Affiliates and subsidiaries, including but not limited to BHP and InCon, desire to purchase from Humko Bionutrics Products, Bionutrics Distillate Products, Rice

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Bran Oil Distillate, Derivative Products and Rice Bran Products, as defined herein, for use by or for Bionutrics or any of its subsidiaries or Affiliates;

         NOW, THEREFORE, in consideration of the premises and covenants set out below, the sufficiency of which is acknowledged by the parties, Humko and Bionutrics agree as follows:

1.       DEFINITIONS.

         A. As used in this Agreement, the terms "Humko," "Agreement," "Effective Date," and "Bionutrics" shall have the meanings indicated above.

         B. As used in this Agreement, all other capitalized terms shall have the meanings assigned such terms below:

         "Affiliate" will have the meaning assigned to such term in the Technology Agreement.

         "Bionutrics Distillate" shall refer to [*].

         "Bionutrics Distillate Products" will mean [*].

         "Bionutrics Plants" will mean the manufacturing plants of Bionutrics wherever located.

         "Bionutrics Products" will mean all products produced, marketed, or sold by the Bionutrics Entities, or produced, marketed or sold for the Bionutrics Entities, or produced, marketed or sold by others for the Bionutrics Entities, wherein each such product is produced, in whole or in part, from Bionutrics Distillate, Rice Bran Oil Distillate, or Rice Bran Products.

         The "Commissioning Date" shall mean the date determined solely by Humko that (i) the Equipment is fully operational and producing the Bionutrics Distillate, Rice Bran Oil Distillate, and Rice Bran Products described in the Specifications, and (ii) all Bionutrics Products produced by the Equipment conforms in all respects to the Specifications, but in no event shall the Commissioning Date occur, subject to the terms of Section 10, later than six (6) months following

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the date that the assets purchased in connection with the Agreement for Purchase and Sale of Assets are acquired by Humko.

         "Confidential Information" shall have the meaning assigned to such term in Section 13 hereof.

         "Derivative Products" will mean products produced from the further processing of Rice Bran Oil Distillate, including (but not limited to) concentrated Tocol-containing fractions thereof.

         "Distillate" will mean the [*] in the process of edible rice oil refining that is isolated and collected.

         "Equipment" will mean all equipment used in the production of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products by Humko.

         "Humko Plants" will mean the facilities of Humko (or third parties under contract with Humko) at which Rice Bran Oil Distillate, Bionutrics Distillate Products, and/or Rice Bran Products are produced wherever located.

         "Intellectual Property" shall have the same meaning ascribed to that term in the Technology Agreement.

         "Price" will mean the price set forth in Exhibit A for Bionutrics Distillate Products ordered and delivered in accordance with this Agreement.

         "Rice Bran Oil Distillate" shall refer to all rice bran oil Distillate that is not a Bionutrics Distillate.

         "Rice Bran Products" shall refer to any products derived from the processing of rice bran other than Rice Bran Oil Distillate and Bionutrics Distillate, including but not limited to, carbohydrates, proteins, fibers, and oils.

         "Specifications" will mean the specifications and requirements for the Bionutrics Distillate Products and the Rice Bran Oil Distillate set forth on Exhibit B or as may otherwise be agreed by the parties during the Term of this Agreement. The specifications and requirements for Rice Bran Products and Derivative Products will be agreed to by the parties during the Term of this Agreement, as appropriate.

         "Technology Agreement" shall mean the Technology Agreement of even date herewith by and among Humko, Bionutrics, Inc., and various Affiliates and subsidiaries of Bionutrics, Inc.

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         "Term" will have the meaning assigned to such term in Section 2 hereof.

         "Tocols" shall refer to tocotrienols, tocopherols and mixtures thereof.

2. TERM. The term of this Agreement (the "Term") shall be for twenty years from the Effective Date, unless terminated earlier by either party pursuant to the terms of this Agreement.

3.       SUPPLY, PRODUCTION AND SHIPPING.

A.       During the Term, but only after the Commissioning Date and subject to
Section 10:

         (i) BIONUTRICS DISTILLATE PRODUCTS. [*]. The Price for Bionutrics Distillate Products shall be set according to Exhibit A.

         (ii) RICE BRAN PRODUCTS. In the event that Bionutrics desires to obtain any Rice Bran Product for any Bionutrics Product during the Term of this Agreement, Bionutrics shall first offer to Humko the right to supply all of Bionutrics' requirements for such Rice Bran Product for any such Bionutrics Product. This right of first refusal shall operate as set forth in this
                  Section 3.A.(ii):

                  (a) [*]


















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                  (b) If, after Humko and Bionutrics discuss Humko's supplying of requirements of such Rice Bran Product to Bionutrics, Humko is unwilling or unable to supply such Rice Bran Product to Bionutrics at Humko's established market price and terms, then Bionutrics shall be free to contract with such third party for its requirements of such Rice Bran Product and Bionutrics shall no longer owe Humko any obligation with respect to Bionutrics' requirements for such Rice Bran Product; provided, however, the terms and provisions of Section 3.A.(ii)(c) shall be applicable to such Rice Bran Product.

                  (c) In contracting with such third party for its requirements of such Rice Bran Product, this Agreement shall not be construed to grant to Bionutrics or any such third party, and Humko expressly negates and reserves, any rights to use any of the Intellectual Property in North America with respect to the processing of, or providing of, any Rice Bran Product to Bionutrics. Bionutrics expressly covenants not to use in North America the Intellectual Property with respect to any Rice Bran Product.

         (iii) RICE BRAN OIL DISTILLATE THROUGH AUGUST 31, 2000. For the period from the Commissioning Date through August 31, 2000, Humko will sell and deliver to Bionutrics, and Bionutrics will purchase and take from Humko, all of Humko's entire output of Rice Bran Oil Distillate, [*]. The price for the Rice Bran Oil Distillate referred to in this Section 3.A(iii) shall be as shown on Exhibit D.

         (iv)     RICE BRAN OIL DISTILLATE AFTER AUGUST 31, 2000. [*].


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                  To the extent that Bionutrics cannot obtain its requirements of Rice Bran Oil Distillate after August 31, 2000 from Humko, Humko grants to Bionutrics a limited, nonexclusive, nontransferable license to use the Intellectual Property to import Rice Bran Oil Distillate from outside North America but only to produce Derivative Products in Bionutrics' own facilities (or the facilities of its subsidiaries and Affiliates). This Agreement shall not be construed to grant to Bionutrics or any other party, and Humko expressly negates and reserves, any rights to use any of the Intellectual Property with respect to the production of Rice Bran Oil Distillate. Bionutrics expressly covenants not to use the Intellectual Property to produce the Rice Bran Oil Distillate in North America.

         (v) DERIVATIVE PRODUCTS AFTER AUGUST 31, 2000. In the event that Humko is no longer willing or able to supply all of its production of Rice Bran Oil Distillate to Bionutrics, and Humko is processing any or all of such Rice Bran Oil Distillate into Derivative Products, Humko shall have the option to supply Bionutrics with Bionutrics' needs for Derivative Products. Price to Bionutrics for Derivative Products will be the market price for Rice Bran Oil Distillate plus a toll processing fee. Such toll processing fee will be determined by two experts, one each selected by Humko and Bionutrics, but in the event that the two experts so chosen cannot agree, the toll processing fee shall be determined by a third expert chosen jointly by the former two experts. Humko reserves the right to market any or all of its Rice Bran Oil Distillate and Derivative Products to third parties.

         (vi) It is understood that prior to the date hereof, Bionutrics may have been purchasing or acquiring the Bionutrics Distillate Products, Rice Bran Oil Distillate and Rice Bran Products from other parties, but from and after the date hereof, Humko shall be the exclusive supplier to Bionutrics of all Bionutrics Distillate Products, Rice Bran Oil Distillate and Rice Bran Products used by Bionutrics in the Bionutrics Products (subject to any exclusions specified under Section 3.A.(i)-(v) above); provided, however, until the Commissioning Date, Bionutrics may continue to purchase or acquire the Bionutrics Distillate Products, Rice Bran Oil Distillate, and Rice Bran Products from other parties to fulfill its production requirements in accordance with its normal course of business. Notwithstanding the foregoing, Bionutrics may not enter into any long term contracts for the supply of Bionutrics Distillate Products, Rice Bran Oil Distillate, or Rice Bran Products if the end of the term of any such contracts occurs after January 1, 1999, except as provided in Section 10.

         B. REQUIREMENTS PRIOR TO COMMISSIONING DATE. Unless agreed otherwise in writing, until the Commissioning Date, Humko shall have no obligation to deliver the Bionutrics Distillate Products, Rice Bran Oil Distillate, and Rice Bran Products. Upon the occurrence of the

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Commissioning Date, Humko will notify Bionutrics and begin supplying Bionutrics with its requirements of Bionutrics Distillate Products, Rice Bran Oil Distillate and Rice Bran Products used by Bionutrics in the Bionutrics Products. On or before the Commissioning Date, Bionutrics will provide to Humko an initial order of its requirements of Bionutrics Distillate Products, Rice Bran Oil Distillate and Rice Bran Products used by Bionutrics in the Bionutrics Products for the time period prior to the Commissioning Date (the "Initial Period"). This order shall contain all of the terms set forth below in Section 3.D.

         C.       REQUIREMENTS AFTER COMMISSIONING DATE.

         (i) (1) REQUIREMENTS OF BIONUTRICS DISTILLATE PRODUCTS. By January 15 of each calendar year during the term of this Agreement, Bionutrics shall notify Humko in writing with a good faith projection of its requirements of Bionutrics Distillate Products for use in Bionutrics Products for the one year period commencing on April 1 of the same calendar year (the "Applicable One Year Period"). Such notification of requirements shall contain all of the terms set forth below in Section 3.D. By February 15 of the same calendar year, Humko shall notify Bionutrics if Humko's capacity is insufficient to meet such requirements. In the event Humko so notifies Bionutrics, Bionutrics shall be obligated to purchase Humko's capacity but as to Bionutrics' requirements in excess of such capacity for that Applicable One Year Period, [*]. If Humko notifies Bionutrics by March 15 of the same calendar year that Humko can deliver all such requirements for the Applicable One Year Period, then, unless otherwise agreed to in writing by Bionutrics, Humko shall be obligated to, subject to
Section 10, and will sell such requirements to Bionutrics. In addition, unless otherwise agreed to in writing by Humko, Bionutrics shall be obligated to purchase its good faith projection of its requirements of Bionutrics Distillate Products for the following calendar year as set forth in the projection to the extent that Humko has obligated itself to produce any of same in accordance with the foregoing provisions. During the Applicable One Year Period for which such requirements have been agreed upon by Humko and Bionutrics pursuant to this
Section 3.C(i)(l) above, the parties will work in good faith in the event that Bionutrics desires to modify the original shipping and delivery dates for the quantities of the Bionutrics Distillate Products ordered and required to be produced by Humko.

              (2) REQUIREMENTS OF RICE BRAN PRODUCTS (pursuant To Section 3.A.
(ii)(a)). By January 15 of each calendar year during the Term of this Agreement, Bionutrics shall notify Humko

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in writing with a good faith projection of its requirements of Rice Bran
Products, if any, for use in Bionutrics Products for the Applicable One Year Period. Such notification of requirements shall contain all of the terms set forth below in Section 3.D. By February 15 of the same calendar year, Humko shall notify Bionutrics if Humko's capacity is insufficient to meet such requirements. In the event Humko so notifies Bionutrics, Bionutrics shall be obligated to purchase Humko's capacity but as to Bionutrics' requirements in excess of such capacity for that Applicable One Year Period, Bionutrics shall be free to contract with third parties for its additional requirements of such Rice Bran Products that Humko is unable to supply for that Applicable One Year Period, subject to the following provisions of this Section 3.C.(i)(2). [*]. If Humko notifies Bionutrics by March 15 of the same calendar year that Humko can deliver all such requirements for the Applicable One Year Period, then, unless otherwise agreed to in writing by Bionutrics, Humko shall be obligated to, subject to Section 10, and will sell such requirements to Bionutrics; however, as to any additional capacity that Humko may have to produce any such Rice Bran Products, Humko may freely contract to sell such additional capacity to third parties for the Applicable One Year Period. In addition, unless otherwise agreed to in writing by Humko, Bionutrics shall be obligated to purchase its good faith projection of its requirements of Rice Bran Products for the following calendar year as set forth in the projection to the extent that Humko has obligated itself to produce any of same in accordance with the foregoing provisions. During the Applicable One Year Period for which such requirements have been agreed upon by Humko and Bionutrics pursuant to this Section 3.C.(i)(2) above, the parties will work in good faith in the event that Bionutrics desires to modify the original shipping and delivery dates for the quantities of any such Rice Bran Products ordered and required to be produced by Humko.

         (ii) If during any Applicable One Year Period, Bionutrics desires to purchase additional amounts of the Bionutrics Distillate Products or Rice Bran Products, Bionutrics shall notify Humko during the Applicable One Year Period as set forth herein. First, Bionutrics will notify Humko of Bionutrics' anticipated needs for the Bionutrics Distillate Products and Rice Bran Products in addition to its requirements previously set forth from time to time. Without limiting the generality of the foregoing, Bionutrics will provide to Humko, on a quarterly basis, and not later than the 15th day of the month beginning each quarter during each Applicable One Year Period during the Term, a good faith estimate of Bionutrics' anticipated additional needs (if any) of the Bionutrics Distillate Products and Rice Bran Products for use in Bionutrics Products during the remaining time in the Applicable One Year Period. Although Bionutrics' failure to provide such a quarterly estimate shall not be deemed a breach of this Agreement, Humko shall have the right to offer any excess capacity

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of Rice Bran Products for sale to third parties based on the last estimate provided to Humko of Bionutrics' anticipated needs of Rice Bran Products. To the extent Humko notifies Bionutrics that Humko can meet such additional annual or quarterly requirements, then such orders shall become firm commitments as if such orders had been originally included in the applicable order made pursuant to Section 3.C.(i).

         D. Each order for the Initial Period and the Applicable One Year Periods shall specify the following minimum information: (i) the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products ordered, (ii) the quantities of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products ordered,
(iii) the delivery destination of each of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products ordered if other than FOB the applicable Humko Plant, (iv) the shipment date for the quantities of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products ordered (which shall not be less than thirty (30) working days from the applicable date of the purchase order subject to Section 10), (v) the desired delivery date of each of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products ordered, and (vi) special freight arrangements, if any, which shall be at the sole cost and expense of Bionutrics.

         E. Humko will deliver the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products in amounts necessary to fill all of Bionutrics' orders (subject to this Section 3 and Section 10). Unless specified otherwise on Bionutrics' orders, all deliveries will be FOB the Humko Plants specified in Bionutrics' order. Humko will specify delivery of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products to designated Bionutrics Plants via common carriers mutually acceptable to Bionutrics and Humko. Bionutrics shall be responsible for all outbound freight costs. Bionutrics will instruct all agreed upon trucking companies to submit freight charges directly to Bionutrics for payment. Except with respect to the delivery procedures for products covered in Exhibit E, Humko will arrange for all transportation required to transport products shipped by Humko under this Agreement to the applicable destination in accordance with the instructions given by Bionutrics. Humko will inform Bionutrics if Humko is unable to arrange transportation with agreed upon trucking companies for any purchase order and offer alternatives to Bionutrics if available. Humko will provide Bionutrics with adequate, timely shipping information. Bionutrics shall be responsible for tracking and managing freight from time of shipment to delivery to the applicable destination. Title to and risk of loss of all products shipped by Humko under this Agreement shall transfer from Humko to Bionutrics (or the applicable subsidiary and/or Affiliate of Bionutrics) at the time of delivery at the applicable Humko Plant to the freight carrier designated in the applicable purchase order. If Bionutrics notifies Humko of discrepancies between shipping and receiving weights or volume, the parties will negotiate in good faith to determine appropriate corrective action and any adjustments necessary to compensate Bionutrics for any shortages confirmed by such discrepancies.

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         F. Nothing contained in this Agreement will be deemed to constitute
Bionutrics as a guarantor of any minimum level of purchases Bionutrics Distillate Products, Derivative Products or Rice Bran Products.

         G. In the event that Bionutrics elects to discontinue producing Bionutrics Products during the term of this Agreement, Humko shall have the option, exercisable in its sole discretion, to provide any or all of the other ingredients used in Bionutrics' production of other products produced by Bionutrics. If such other ingredients meet the specifications provided by Bionutrics, such other ingredients shall be sold and delivered by Humko, and purchased by Bionutrics, in accordance with the applicable terms of this Agreement. The price for such other ingredients shall be negotiated and agreed to by Bionutrics and Humko prior to the sale of such ingredients by Humko to Bionutrics. Notwithstanding the foregoing, Bionutrics shall not be entitled to purchase from any other supplier any products similar to the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products in order to fulfill the needs of Bionutrics except according to the terms of Section 3.A.(ii) (Rice Bran Products), 3.A(iv) (Derivative Products), 3.C(i) and (ii) (Bionutrics Distillate Products and Rice Bran Products), or
Section 10.

         H. Bionutrics acknowledges that Humko is not granting to Bionutrics any express or implied license to use any trademark or tradename owned by Humko, and Humko acknowledges that Bionutrics is not granting to Humko any express or implied license to use any trademark or tradename owned by any of the Bionutrics Entities except those listed in Exhibit 4 of the Technology Agreement.

4.       EQUIPMENT AND MATERIALS.

         A. Subject to and in accordance with the other terms of this Agreement, Humko will supply all production capacity (inclusive of all equipment and facilities) and all raw materials, and will maintain an inventory of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products, each in quantities deemed necessary or appropriate by Humko to ensure uninterrupted production and delivery of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products.

         B. Humko will pay all taxes on all equipment, facilities, materials, and inventory (prior to its sale to Bionutrics) required for the performance of Humko's obligations under this Agreement.

5. PRODUCT SPECIFICATIONS. All the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products will be produced and delivered in conformance with the Specifications and the terms and conditions of this Agreement.

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6.       WARRANTIES, REMEDIES, AND LIMITATIONS OF LIABILITY.

         A. Humko will perform all of its obligations under this Agreement in such a manner and consistent with its other activities so that the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products meet the Specifications as required under this Agreement.

         B. Humko represents and warrants that:

                  (1) The Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products will conform to the Specifications.

                  (2) All the Bionutrics Distillate, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products will be produced in compliance with all applicable Federal, state, and local laws and regulations and industry standards, including, by way of example only and not limitation, the Food, Drug, and Cosmetic Act and as required by all applicable Federal, state, and local laws and regulations pertaining to the manufacture, storage, or distribution of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products.

         C. THE FOLLOWING STATES HUMKO'S ENTIRE LIABILITY, AND BIONUTRICS' SOLE AND EXCLUSIVE REMEDY, WITH RESPECT TO BREACH OF ANY WARRANTY BY HUMKO. WITH RESPECT TO ANY CLAIMS THAT THE BIONUTRICS DISTILLATE PRODUCTS, RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS OR RICE BRAN PRODUCTS DO NOT CONFORM TO THE SPECIFICATIONS AND WARRANTIES HEREIN. BIONUTRICS' SOLE AND EXCLUSIVE REMEDY SHALL BE TO REQUIRE HUMKO EITHER (I) TO PROMPTLY REPLACE SUCH BIONUTRICS DISTILLATE PRODUCTS, RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS OR RICE BRAN PRODUCTS WITHOUT ANY ADDITIONAL CHARGE OR (II) TO REFUND THE PRICE PAID BY BIONUTRICS FOR SUCH BIONUTRICS DISTILLATE PRODUCTS, RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS OR RICE BRAN PRODUCTS. HUMKO, AT ITS COST, WILL SHIP ANY SUCH REPLACEMENT OF BIONUTRICS DISTILLATE PRODUCTS, RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS OR RICE BRAN PRODUCTS PURSUANT TO BIONUTRICS' SHIPMENT INSTRUCTIONS.

         EXCEPT FOR THE WARRANTIES MADE IN THIS SECTION 6, HUMKO MAKES NO WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO BIONUTRICS PURCHASING ANY BIONUTRICS PRODUCT OR WITH RESPECT TO THE BIONUTRICS DISTILLATE PRODUCTS, THE RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS OR THE RICE BRAN PRODUCTS PROVIDED HEREUNDER, AND HUMKO HEREBY

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DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF
MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. IN ADDITION, HUMKO EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, TO ANY THIRD PARTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

         D. AS A CONDITION PRECEDENT TO ANY WARRANTY CLAIMS HEREUNDER, BIONUTRICS WILL AFFORD HUMKO PROMPT AND REASONABLE OPPORTUNITY TO INSPECT ALL BIONUTRICS DISTILLATE PRODUCTS, RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS
OR RICE BRAN PRODUCTS AS TO WHICH ANY CLAIM IS MADE THAT SUCH BIONUTRICS DISTILLATE PRODUCTS, RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS OR RICE BRAN PRODUCTS DO NOT CONFORM TO THE SPECIFICATIONS AS FOLLOWS: AT HUMKO'S OPTION, AND AS A CONDITION TO ANY WARRANTY CLAIMS HEREUNDER, BIONUTRICS WILL ALLOW HUMKO TO TAKE CONTROL OF SUCH BIONUTRICS DISTILLATE PRODUCTS, RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS OR RICE BRAN PRODUCTS AND DIRECT THEIR DISPOSAL. UPON RECEIPT OF SHIPPING INSTRUCTIONS FROM HUMKO, BIONUTRICS WILL RETURN TO HUMKO, AT HUMKO'S COST, ALL THE BIONUTRICS DISTILLATE PRODUCTS, RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS OR RICE BRAN PRODUCTS ALLEGEDLY NOT CONFORMING TO THE SPECIFICATIONS; PROVIDED, HOWEVER, IN THE EVENT THAT IT IS SUBSEQUENTLY DETERMINED THAT SUCH BIONUTRICS DISTILLATE PRODUCTS, RICE BRAN OIL DISTILLATE, DERIVATIVE PRODUCTS OR RICE BRAN PRODUCTS DO IN FACT CONFORM TO THE SPECIFICATIONS, BIONUTRICS SHALL REIMBURSE HUMKO FOR ALL SUCH SHIPPING COSTS INCURRED BY HUMKO.

7.       INVOICE AND PAYMENT.

         A. As soon as reasonably practicable after shipment or pick-up of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products ordered by Bionutrics pursuant to this Agreement, Humko will send an invoice on Humko's usual form to Bionutrics for such Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products. The invoice will set forth the quantities of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products delivered in accordance with this Agreement and the applicable price for such Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products (determined in accordance with Exhibits A and D hereto and elsewhere herein).

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         B. Bionutrics will pay all correct invoices for the Bionutrics
Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products ordered by and delivered to Bionutrics in accordance with this Agreement. The terms of payment are net 15 days. For any invoices containing invoicing errors, such dates, with respect to the incorrect portions of the invoice only, are extended until the invoicing errors are corrected and a new invoice, with respect to the incorrect portions on the original invoice, is sent.

         C. All payments required to be made under this Agreement shall bear interest from the due date until paid at the rate per annum equal to the lesser of (i) the maximum rate permitted by applicable law and (ii) (a) the prime rate of interest published by the banking institution in which Humko has deposited the most significant portion of its deposited funds plus five percent (5%), or
(b) fifteen percent (15%) per annum.

8.       QUALITY CONTROL.

         A. As reasonably requested by Bionutrics, Humko will submit samples of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products to Bionutrics at no cost to Bionutrics.

         B. In the event there is any actual or threatened recall or withdrawal of any the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products or any actual or threatened litigation, claim, or governmental proceeding involving the quality or safety of any the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products, the parties will cooperate in good faith with one another to address such matters.

9. RISK OF LOSS. Humko assumes all risk of loss or damage to all the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products prior to delivery to Bionutrics in accordance with orders placed by Bionutrics pursuant to Sections 3.D and 3.E and other applicable terms of this Agreement.

10.      FORCE MAJEURE, HUMKO'S OPTION AND DEFAULT.

         A. Notwithstanding anything to the contrary contained in this Agreement, delays by Humko in the performance or non-performance of its obligations under this Agreement will be excused if due to any cause beyond Humko's reasonable control, including, by way of example only and not limitation, acts of God, governmental laws, rules, or regulations, wars, fires, the elements, labor troubles, interruption or shortage of transport facilities, or inability to obtain raw material or packaging supplies.

         B. At any time and from time to time, Humko may, at its sole option, upon nine (9) months written notice to Bionutrics and for reasons other than as set forth in Section 10.A: (i) choose not to supply the requirements, or any portion thereof, of Bionutrics Distillate Products or Rice Bran Products as required by this Agreement to Bionutrics under this Agreement for any period of time or (ii) choose not to supply its output, or any portion thereof, of the Rice Bran Oil Distillate (subject to the terms of Sections 3.A(iii) and (iv)) or Derivative Products, or any portions of such requirements or output, to Bionutrics under this Agreement for any period of time. The exercise of such option by Humko shall, at Bionutrics sole option, excuse Bionutrics' obligation to purchase the supply or requirements, as the case may be, of the applicable Bionutrics Distillate Products or the Rice Bran Products or the output, as the case may be, of the Rice Bran Oil Distillate or Derivative Products to the extent the exercise of such option by Humko impacts the supply or requirements. To the extent that Humko has exercised its option to no longer supply Bionutrics' requirements of Bionutrics Distillate Products, Humko grants to Bionutrics a limited, nonexclusive, nontransferable license to use the Intellectual Property to import Bionutrics Distillate from outside North America to produce Bionutrics Distillate Products in its own facilities (and the facilities of its subsidiaries and Affiliates). To the extent that Humko has exercised its option to no longer supply Bionutrics with its requirements of any Rice Bran Product, Bionutrics shall be free to contract with third parties for its additional requirements of such Rice Bran Product. This Agreement shall not be construed to grant to Bionutrics, and Humko expressly negates and reserves, any rights to use any of the Intellectual Property with respect to the production of Rice Bran Oil Distillate in North America. Similarly, this Agreement shall not be construed to grant to Bionutrics or any third party supplying Bionutrics with such Rice Bran Product, and Humko expressly negates and reserves, any rights to use any of the Intellectual Property with respect to the processing of such Rice Bran Products or such Bionutrics Products in North America to Bionutrics. Bionutrics expressly covenants not to use in North America the Intellectual Property with respect to the production of any Rice Bran Products or such Bionutrics Products.


         C. If either party defaults in the performance of its obligations under this Agreement, the non-defaulting party immediately will notify the defaulting party of such default and the time to cure such default, which time will be five days in the case of a failure to pay amounts due for the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products (but only given twice per calendar year), and 30 days for all other defaults, after the defaulting party receives such notice of the default; provided, however, if such non-monetary default is curable but requires work to be performed, acts to be done or conditions to be remedied which, by their nature, cannot be performed, done or remedied, as the case may be, within such 30-day period, then no default shall be deemed to have occurred if the defaulting party commences same within such 30-day period and thereafter diligently and continuously prosecutes the same until completion. Subject to the foregoing provisions of this Section 10.C., any default by either party under this Agreement shall entitle the other party to all remedies available at law or in equity including, without limitation, the right to terminate this Agreement upon notice to the defaulting party. The termination of this

Agreement in whole or in part pursuant to this Section 10.C. will not relieve either party from the obligations in this Agreement which survive termination. Each of the following shall also constitute a default under this Agreement:

         (1) the entry of an "Order for Relief" naming a party as a "Debtor" under Title 11 of the United States Code or upon the entry of a decree or order by a court having competent jurisdiction in respect to any petition filed or action respecting a party directly involved in a reorganization, arrangement, creditors' composition, readjustment, liquidation, dissolution, bankruptcy, or similar relief under any other present or future United States or other statute, law or regulation, whether or not resulting in the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official, and any such decree or order is in effect for a period of thirty (30) consecutive days;

         (2) the making by a party of an assignment for the benefit of creditors, or the admission by such party in writing of its inability to pay its debts generally as they become due, or the taking of action by a party in furtherance of any such action; or

         (3) as expressly provided elsewhere in this Agreement.

         D. During any force majeure event under Section 10.A., or default by Humko, Bionutrics, as its sole and exclusive remedy, may remove any or all of the impacted part of the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products business from Humko and obtain such Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products from any other supplier during the applicable period of such force majeure event or the period of such default; provided, however, when the period covered by such force majeure events or Humko's exercise of the option contained in Section 10.B., or when such default is cured by Humko, Bionutrics shall, upon ninety (90) days written notice, cease purchasing the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products or any products similar thereto from other suppliers and shall continue purchasing the Bionutrics Distillate Products, Rice Bran Oil Distillate, Derivative Products and Rice Bran Products solely from Humko under this Agreement. This Agreement shall not be construed to grant to Bionutrics, and Humko expressly negates and reserves, any rights to use any of the Intellectual Property with respect to the production of Bionutrics Distillate, Rice Bran Oil Distillate and Rice Bran Products in North America. Similarly, this Agreement shall not be construed to grant to Bionutrics or any third party supplying Bionutrics with such Bionutrics Distillate Products, Rice Bran Oil Distillate or Rice Bran Products, and Humko expressly negates and reserves, any rights to use any of the Intellectual Property with respect to the processing of, such Bionutrics Distillate Products, Rice Bran Oil Distillate or Rice Bran Products or such Bionutrics Products in North America to Bionutrics.

         E. No failure by any party to exercise any right given in this Agreement or to insist on strict compliance by the other party of any obligation under this Agreement will constitute a waiver of the party's right to later demand exact compliance with the terms of this Agreement.

11. INDEMNIFICATION. Bionutrics will defend, indemnify, and hold harmless Humko and its parents, subsidiaries, Affiliates, successors, and assigns, and their respective officers, directors, employees, agents, and contractors from and against (i) any and all claims, demands, liabilities, losses, damages, cost, or expenses (including reasonable attorneys' fees), including by way of example only and not limitation for death, personal injury, property damage, or otherwise to the extent based on, arising out of, or in any way related to Bionutrics' or its parents', subsidiaries', Affiliates', successors', or assigns', or their respective officers', directors', employees', agents', or contractors' failure to perform its obligations under this Agreement, or any negligent act, misfeasance, malfeasance, non-feasance or strict liability by Bionutrics or its parents, subsidiaries, Affiliates, successors, or assigns, or their respective officers, directors, employees, agents, or contractors, and
(ii) any and all fees (including reasonable attorney's fees), costs, and expenses incurred by Humko or its parents, subsidiaries, Affiliates, successors, or assigns, or their respective officers, directors, employees, agents, or contractors in the investigation, correction, or defense against any and all such losses, claims, or threatened claims; except to the extent any such claim for loss, cost, expense, damage, or liability is the direct result of the acts or negligence of Humko or its parents, subsidiaries, Affiliates, successors, or assigns, or their respective officers, directors, employees, agents, or contractors. If Humko receives notice of any claim for which it considers Bionutrics responsible under this Section 11, Humko promptly will inform Bionutrics in writing.

12. NOTICES. Any notice or other communication required or permitted in this Agreement will be in writing and sent by overnight delivery or registered or certified mail, return receipt requested, with postage and all other charges prepaid. All notices will be addressed to the respective party at the address below or to such other address as the party may designate in writing. Notices will be deemed effective upon delivery or the first good faith reasonable attempt to deliver during regular business hours.

         If to Bionutrics:         Bionutrics, Inc.
                                   2425 E. Camelback Road, Suite 650
                                   Phoenix, Arizona 85016
                                   Attention: Ronald H. Lane
                                   Telecopy No.: 602-508-0115

         With copies to:           Friedman Siegelbaum LLP
                                   399 Park Avenue, 20th Floor
                                   New York, New York 10022-4689
                                   Attention: J. Robert Horton
                                   Telecopy No.: 212-980-6991

         If to Humko:              AC Humko Corp.
                                   7171 Goodlett Farms Parkway
                                   Memphis, Tennessee 38018
                                   Telecopy No. 901-381-3066
                                   Attention:  Dennis W. Koerner

         With copies to:           Vinson & Elkins L.L.P.
                                   2500 First City Tower
                                   1001 Fannin
                                   Houston, Texas 77002-6760
                                   Telecopy No.:  713-615-5234
                                   Attention:  James B. Rylander

13.      CONFIDENTIALITY.

         A. Except for the proper exercise of any rights granted or reserved under other provisions of this Agreement, and except for any other confidentiality provisions set forth in any other agreement or instrument involving Bionutrics (or any of its Affiliates or subsidiaries) and Humko, Bionutrics (and its Affiliates and subsidiaries) will take such precautions as it normally takes with its own confidential or proprietary information to keep confidential and not to publish or otherwise disclose to a third party without the prior written consent of Humko, except as permitted or anticipated in this Agreement, any information of a proprietary nature furnished by Humko in connection with this Agreement, including by way of example only and not limitation technology, marketing strategy, specifications, product information, data, inventions, processes, know-how, sales force information, sales data, plans, trade secrets, call lists, customer lists, business information, adverse reaction reports, and this Agreement (collectively called "Confidential Information") without the prior written consent of Humko except, subject to Section 13.C below, to the extent that such Confidential Information is required to be disclosed for purposes of complying with governmental laws and regulations.

         B. Bionutrics will disclose Confidential Information of Humko only to those of its employees that have a need for access to it in order to enable Bionutrics to perform under this Agreement; provided, however, that Bionutrics has first advised all persons who receive any of the Confidential Information of its confidential nature, and provided, further, that Bionutrics has first obtained assurances from all such persons that they will abide by the terms and conditions of this Confidentiality Agreement as if such persons were parties hereto.

         C. Nothing in this Section 13 will prevent disclosure or use of Confidential Information that is required to be disclosed by applicable law or regulation or by order of a court or regulatory body having competent jurisdiction, and (a) Bionutrics, in writing and in advance of any disclosure, makes the requesting entity aware of Bionutrics' obligations of confidentiality in this Agreement, and (b) Bionutrics provides timely written notice to Humko in advance of any disclosure to the court, regulatory body, or other entity so as to permit Humko to address with the requesting party any concerns of Humko regarding such requested disclosure.

         D. After the effective date of the termination or expiration of this Agreement, and within 30 days following receipt of a written request from Humko, Bionutrics will return to Humko its tangible Confidential Information.

         E. The provisions of this Section 13 will apply during the Term of this Agreement and for five years following the Term.

14.      SALE, TRANSFER, ASSIGNMENT, AND CHANGES IN MANAGEMENT.

         A. This Agreement will bind and inure to the benefit of the parties and their successors and assigns except that none of the Bionutrics Entities will have any right whatsoever to make any assignment of any of its respective rights or obligations without the written approval of Humko. No sale, assignment, transfer, conveyance, or encumbrance, whether by law or otherwise, will be of any force or effect unless such written approval will have been first obtained.

         B. No person, firm, or corporation will succeed to any of the rights of a party under this Agreement by virtue of any voluntary or involuntary proceeding in bankruptcy, receivership, attachment, execution, or assignment for the benefit of creditors, or other legal process.

15. SEVERABLE CONDITIONS. If any provision of this Agreement is held to be void, invalid, or unenforceable, such provision will be construed as severable and will not in any way affect or render void, invalid, or unenforceable any other provision of this Agreement, and this Agreement will be carried out as if such void, invalid, or unenforceable provision was not a part of this Agreement.

16. WAIVER AND MODIFICATION. The terms of this Agreement may not be altered, waived, modified, or discharged except by an express declaration in writing on behalf of the parties by duly authorized officers and referring specifically to this Agreement, and no separate oral or other written agreement which may be made between any of the parties' employees will in any way modify this Agreement. Furthermore, any waiver of the requirements of this Section 16 likewise must be explicit and in a writing signed by a duly authorized representative of each party.

17. SURVIVAL. All of party's rights and privileges provided under this Agreement, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the expiration or termination of this Agreement, will survive the expiration or termination and be enforceable by the party and its successors and assigns.

18.      GOVERNING LAW AND FORUM.

         (A) CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND INTERPRETED IN ACCORDANCE WITH THE PROVISIONS OF, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PROVISIONS THAT REFER A MATTER TO THE LAW OF ANY OTHER JURISDICTION.

         (B) FORUM SELECTION CLAUSE. THE BIONUTRICS ENTITIES (FOR THEMSELVES, THEIR SUCCESSORS, AND ASSIGNS) AND HUMKO HEREBY IRREVOCABLY AGREE THAT ANY AND ALL CLAIMS FOR RELIEF ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT (ALL OF WHICH ARE REFERRED TO AS THE "CLAIMS"), WHETHER SUCH CLAIMS SOUND IN CONTRACT, TORT OR OTHERWISE, AT LAW OR IN EQUITY, UNDER STATE OR FEDERAL LAW, WHETHER BY STATUTE OR COMMON LAW, SHALL BE BROUGHT EXCLUSIVELY IN THE STATE OR FEDERAL COURTS LOCATED IN THE JURISDICTION IN WHICH THE HEADQUARTERS OF THE DEFENDANT IN SUCH SUIT IS THEN LOCATED. FOR EXAMPLE, AS OF THE EFFECTIVE DATE, ANY CLAIMS BROUGHT AGAINST HUMKO SHALL BE BROUGHT EXCLUSIVELY IN MEMPHIS, TENNESSEE, AND ANY CLAIM BROUGHT AGAINST THE BIONUTRICS ENTITIES SHALL BE BROUGHT EXCLUSIVELY IN PHOENIX, ARIZONA.

19.      LIMITATIONS OF LIABILITY.

         (a) IN NO EVENT SHALL HUMKO BE LIABLE TO ANY OR ALL OF THE BIONUTRICS ENTITIES FOR ANY CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR ANY OTHER LEGAL THEORY. SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS, EVEN IF HUMKO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         (b) IN NO EVENT SHALL THE BIONUTRICS ENTITIES BE LIABLE TO HUMKO FOR ANY CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT OR ANY OTHER LEGAL THEORY. SUCH EXCLUDED DAMAGES INCLUDE, BUT ARE NOT LIMITED TO, LOST PROFITS, EVEN IF THE BIONUTRICS ENTITIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

20. DESCRIPTIVE HEADINGS. The descriptive headings of the Sections in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

21. COUNTERPARTS. This Agreement may be executed in two original counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument representing the agreement of the parties.

22. RIGHT TO ENTER INTO AGREEMENT. The parties warrant and represent that they have the capacity and right to enter into this Agreement. Each party is an independent contractor in the performance of its respective obligations under this Agreement.

23. ENTIRE AGREEMENT AND EXHIBITS. The conditions set forth in Humko's standard Purchase Order, a current copy of which is attached as Exhibit C, constitute additional terms and conditions of this Agreement. In the event that any of the terms of Exhibit C are deemed to be conflicting or inconsistent with the terms of this Agreement, the terms of this Agreement will prevail. This Agreement supersedes all former agreements, understandings, communications, and negotiations between the parties relating to any and all of the matters for which provision is made under this Agreement. The following Exhibits are incorporated by reference: Exhibit A - Price; Exhibit B - Specifications; Exhibit C - Humko's Standard Purchase Order; Exhibit D - Pricing for Distillate Products; and Exhibit E - Delivery and Invoice Procedures.

                            [Signature Page follows]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties by their duly authorized respective officers as of the date noted above.

                                  BIONUTRICS, INC.


                                  By:  /s/ Ronald H. Lane
                                       Ronald H. Lane
                                       President and Chief Executive Officer



                                  BIONUTRICS HEALTH PRODUCTS, INC.


                                  By:  /s/ Ronald H. Lane
                                       Ronald H. Lane
                                       President



                                  INCON TECHNOLOGIES, INC.


                                  By:
                                       John Palmer
                                       Chairman and Chief Executive Officer



                                  AC HUMKO CORP.


                                  By:  /s/ Wayne Briesemeister
                                       Wayne Briesemeister,
                                       Vice President

                                [Signature Page]

                                   EXHIBIT A


                    Price for Bionutrics Distillate Products



The Price for Bionutrics Distillate Products shall be as follows:

A. For the [*], the price to be paid by Bionutrics or other Bionutrics Entities to Humko shall be [*].

B. For [*] derived from[*], the price to be paid by Bionutrics or other Bionutrics Entities to Humko shall be [*].

                                   EXHIBIT B



                                  SPECIFICATION


PRODUCT:                     RICE BRAN OIL DISTILLATE

Description       [*]
-----------

Chemical Property                           Typical Analysis
-----------------                           ----------------
[*]                                                [*]

[*]                                                [*]

[*]                                                [*]

[*]                                                [*]

[*]                                                [*]

[*]                                                [*]

[*]                                                [*]


PRODUCT:                     BIONUTRICS DISTILLATE

Chemical Property                           Typical Analysis
-----------------                           ----------------
[*]                                                [*]

[*]                                                [*]

[*]                                                [*]

[*]                                                [*]

[*]                                                [*]

[*]                                                [*]

[*]                                                [*]

                                   EXHIBIT C

                        HUMKO's Standard Purchase Order

DIST:  ACCTS PAYABLE - RECEIVING - REQUISITIONER
                                                                CHARGE ACCOUNT:

REQUESTED BY:                                         DEPT. MANAGER'S APPROVAL:

                                   AC HUMKO                 DATE:____________________________
                                     CORP.
                                 P.O. BOX 343                                 IMPORTANT
                               MEMPHIS, TN 38101
                                                            ALL NUMBERS LISTED IN BLOCK BELOW MUST APPEAR ON ALL
                                                            INVOICES, SHIPPING NOTICES AND PACKAGES.  SHOW
                                                            DESTINATION OF SHIPMENT ON INVOICES.

VENDOR:                                                     PURCHASE ORDER
                                                            NO. ACH -

                                                            REQUISITION NO.___________________________________

                                                            PAGE_____________________________________________

SHIP TO:     AC HUMKO CORP.                                 TERMS____________________________________
             7171 GOODLETT FARMS PARKWAY
             MEMPHIS, TN 38018                              F.O.B.___________________________________
             ATTN:

INVOICE TO:  AC HUMKO CORP.                                 TAXABLE__________________________________
             P.O. BOX 343
             MEMPHIS, TN 38101                              SHIP TO ARRIVE___________________________
             ATTN:  ACCOUNTS PAYABLE

     QUANTITY            ITEM NO.                             DESCRIPTION                                PRICE




                         CONFIRMATION - DO NOT DUPLICATE
                         INCLUDE STATE/LOCAL SALES TAX ON INVOICE

BUYER_______________________________       BY__________________________________
                                                   AUTHORIZED SIGNATURE

THIS PURCHASE ORDER IS SUBJECT TO SELLER'S ACCEPTANCE OF THE TERMS AND CONDITIONS APPEARING ON THE REVERSE SIDE. ACKNOWLEDGEMENT OF THIS ORDER SHOULD BE DIRECTED TO RECEIVING LOCATION.


                   THIS PURCHASE ORDER IS SUBJECT TO SELLER'S
                ACCEPTANCE OF THE FOLLOWING TERMS AND CONDITIONS

DEFINITIONS Except as this order provides to the contrary, the unqualified word "Buyer" means "AC HUMKO CORP." or a subsidiary of Buyer acting through a purchasing department of Buyer. The word "goods" as used herein shall mean the products, articles, materials and equipment described on the face hereof. The word "Order" shall mean this Purchase Order.

ACCEPTANCE Seller's acceptance of this Order or shipment of goods pursuant to this Order, whichever shall occur first, shall constitute Seller's agreement to the terms and conditions set forth on the face and back of this Purchase order. Notwithstanding Buyer's act of accepting and paying for any goods, no other terms, whether or not contained in any bid, estimate, acknowledgment, confirmation or invoice given by Seller shall in any way modify or supersede any of the terms of this Order or otherwise be binding on Buyer unless accepted by a written instrument signed by an authorized representative of Buyer.

QUALITY All goods must conform to specifications furnished by Seller and approved by Buyer or furnished by Buyer and identified on the face of, or attached to this Order. Seller acknowledges the receipt of a copy of any such specifications furnished by Buyer. Seller warrants that all goods have been tested for their safety and will be of merchantable quality and in compliance with federal, state and local health and safety laws, rules and regulations applicable to such goods. Seller warrants that all goods will be of good material and workmanship and free from defect and suitable for their intended use in or with food products. Seller warrants that no food, drug, device or cosmetic contained in any shipment will, at the time of shipment or delivery, be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act ("FDA Act"), as amended, including the Food Additives Amendment of 1958, or as promulgated by the United States Department of Agriculture (hereinafter collectively called "the Acts") and regulations promulgated under the Acts, or within the meaning of any applicable state or municipal law which has substantially similar definitions of adulterations and misbranding, and shall generally conform to the requirements of the Acts, and, where applicable, such shipments are in compliance with the Federal Insecticide, Fungicide, and Rodenticide Act.

REJECTION Payment for goods delivered hereunder shall not constitute acceptance thereof. Buyer reserves the right to inspect and test such goods and to reject, and return to Seller at Seller's expense, goods (a) delivered in excess of the quantity ordered, (b) which do not conform to specifications, (c) which in any way violate the FDA Act or local law, or (d) which are in any way defective. No defective or rejected goods shall be replaced except upon the receipt of written instructions from Buyer. In the event that Buyer receives goods whose defect or nonconformity is not apparent on examination, Buyer reserves the right to require replacement, as well as payment of damages. Nothing contained in the Order shall relieve in any way the Seller from the obligation of testing, inspection and quality control.

PRICES This Order must not be filled at prices higher than specified herein, or, if Order is unpriced, at prices higher than last charged or quoted. Seller agrees that any price decrease in effect at time of shipment will apply to this Order. Seller warrants that the prices for the goods sold to Buyer hereunder are not less favorable than those extended to any other customer for the same or similar goods during the term of this Order. In the event that Seller reduces its prices for such goods during the term of this Order. Seller agrees to reduce the prices hereof correspondingly. Seller warrants that prices shown on this Order shall be complete, and no additional charges of any type shall be added without Buyer's express written consent. Such additional charges include, but are not limited to, shipping, packaging, labeling, custom duties, taxes, storage, insurance, boxing and crating. Any cash discount periods will be calculated from receipt of invoice or receipt of acceptable goods, whichever occurs later, and not from the date of invoice. On invoices returned for correction, the cash discount period will be calculated from receipt of the corrected invoice.

SHIPPING Unless indicated to the contrary on the face hereof, all shipment shall be made F.O.B. destination, freight prepaid. Seller shall be obligated to deliver all goods to a carrier for shipment by carrier to Buyer. Seller owns goods in transit and shall bear the risk of loss until the goods are received by Buyer. Claims for loss and/or damage to goods shall be filed by Seller. Seller shall be responsible for paying all carriers' freight charges. All shipping documents must carry the lot number, product identification, purchase order number and the designated receiving dock. Each unit must be tagged with the shipper's name, description of the goods, purchase order number, lot number, receiving dock and product department (if applicable). Delivery shall not be deemed complete until the goods have been actually received and accepted by Buyer. All deliveries must be on weekdays during normal business hours to the address indicated on the face hereof, unless otherwise agreed to by Buyer.

DELIVERY Time is of the essence of this order, and if delivery of goods is not completed by the time promised, Buyer reserves the right, without liability and in addition to other rights and remedies, to terminate this Order by notice effective when received by Seller as to goods not yet shipped and to purchase substitute items and charge Seller with any loss incurred.

TERMINATION Buyer may terminate this Order or any part thereof without cause. Upon receipt of notice of such termination, Seller shall immediately stop all goods in process, and shall immediately cause any of its suppliers or subcontractors to cease such goods in process. Seller shall be paid a reasonable termination charge consisting of a percentage of the Order price reflecting the percentage of goods in process prior to the notice of termination, plus actual direct costs resulting from termination. Seller shall not be paid for any goods processed after receipt of the notice of termination, nor for any costs incurred by Seller's suppliers or subcontractors which Seller could reasonably have avoided. Seller shall not unreasonably anticipate the requirements of this order. Buyer may also terminate this Order or any part hereof for cause in the event of any default by the Seller, or if Seller fails to comply with any of the terms and conditions of this Order. Late deliveries, deliveries of products which are defective or which do not conform to this order, and failure to provide Buyer with adequate assurances of future performance shall all be causes allowing Buyer to terminate this Order for cause. In the event of termination for cause, Buyer shall not be liable to Seller for any damages sustained by reason of the default which gave rise to the termination.

CHANGES Buyer shall have the right at any time to make changes in drawings, designs, specifications, materials, packaging, time and place of delivery and method of transportation. If any changes cause an increase or decrease in the cost or the time required for performance of this Order, an equitable adjustment shall be made and this Order shall be modified in writing accordingly. Seller agrees to accept any such changes subject to this paragraph.

CONFIDENTIALITY Seller shall consider all information furnished by Buyer, including the existence of this Order, to be confidential and shall not disclose any such information to any other person, or use such information itself for any purpose other than performing this Order, unless Seller obtains written permission from Buyer. Upon the expiration or earlier termination of this agreement or upon Buyer's request, Seller agrees promptly to return to Buyer all documents or other tangible materials containing and/or embodying any of the information (including, without limitation, all copies, reproductions, summaries and notes of the contents thereof), regardless of the person causing the same to be in such form, and Contractor will certify that all such information has been returned to Buyer or disposed of in a manner approved by Buyer.

FORCE MAJEURE Neither party shall be liable to the other for the consequences of any force majeure providing, however, if Seller at any time becomes unable duly and timely to perform this Order for a period of 10 days or more. Buyer shall be entitled to terminate this Order for cause, in whole or part, as provided above.

INFRINGEMENT Seller warrants that the use, consumption or sale of goods pursuant to this Order does not and will not infringe any patent, trademark, trade name or copyright and there is no unauthorized use of proprietary rights of another party. Seller agrees that upon receipt of notification to promptly assume all responsibility for defense of any suit or proceeding which may be brought against Buyer or its agents, customers or vendors for alleged patent infringement or unauthorized use, as well as for any alleged unfair competition resulting from similarity in design, trademark or appearance of goods furnished hereunder, and Seller further agrees to indemnify Buyer, its agents, vendors and customers against any and all expenses, losses, royalties, profits and damages, including court costs and attorney's fees resulting from any such suit or proceeding, including any settlement.

INDEMNIFICATION Seller shall defend, indemnify and hold Buyer harmless against all damages, claims, or liabilities and expenses (including attorney's fees) arising out of or resulting in any way from any defect in the goods purchased hereunder, from any act or omission of Seller, its employees, agents or subcontractors, or from Seller's breach of warranty. Seller agrees to furnish Buyer, upon request, with certificates of insurance showing Seller is adequately insured against such risks specified above, and that the premiums for such insurance are fully paid.

LEGAL WARRANTIES In accepting this Order, Seller warrants (if applicable) that the goods to be furnished hereunder were or will be produced in compliance with
(a) the provisions of the Equal Opportunity clause prescribed by Executive Order 11246, as amended by Executive Order 11373 and 12906 as implemented by Title 41, Code of Federal Regulations, Section 60-1.4, (b) title 41, Section 60-1.8, Code of Federal Regulations, as pertains to non-segregated facilities, (c) the Vietnam Era Readjustment Assistance Act of 1974, relating to affirmative action for qualified disabled veterans and qualified Vietnam Era veterans, as implemented by Title 41, Code of Federal Regulations, Chapter 60, Part 60-250,
(d) the provisions of Section 503 of the Rehabilitation Act of 1973, relating to affirmative action for the handicapped, as implemented by Title 41, Code of Federal Regulations, Chapter 60, Part 60-741, (e) the provisions of Executive Order 11625 and Section 211 of Public Law 95-507, relating to assistance to minority business enterprises, as implemented by Federal Acquisition Regulations, Title 48, Code of Federal Regulations, Chapter 1, Part 52, (f) the provisions of Executive Order 12138, relating to opportunities for women-owned businesses, as implemented by Federal Acquisition Regulations, Title 48, Code of Federal Regulations, Chapter 1, Part 52, (g) all applicable requirements of
Section 6, 7 and 12 of the Fair Labor Standards Act as amended and of Regulations and Orders of the United States Department of Labor issued pursuant to Section 14 thereof and Section 1 of the Walsh-Healy Public Contracts Act, and
(h) the provisions of Title 32, United States Code, Section 1352 with respect to lobbying.

HEAVY METALS WARRANTY Seller certifies, with respect to each good sold hereunder which is a packaging material (but not including glass), that heavy metals defined as silver, arsenic, barium, selenium, lead, mercury, cadmium and hexavalent chromium are not intentionally introduced into Buyer's packages, packaging components, adhesives, labels, inks, dyes and stabilizers, and with respect to lead, mercury, cadmium and hexavalent chromium, the incidental level of these four metals is less than 100 parts per million. Seller certifies, with respect to each good sold hereunder which is a glass packaging material, that heavy metals defined as silver, arsenic, lead, mercury, cadmium and hexavalent chromium are not intentionally introduced into Buyer's packages, packaging components, adhesives, labels, inks, dyes and stabilizers, and with respect to lead, mercury, cadmium and hexavalent chromium, the incidental level of these four metals is less than 100 parts per million.

PROPOSITION 65 Seller agrees that to the extent applicable, each good sold to Buyer hereunder will comply in all respects with the requirements of the California Safe Drinking Water and Toxic Enforcement Act of 1986 (hereinafter "Proposition 65") and the regulations thereunder, as amended from time to time and represents and warrants that no exposure to a chemical determined thereunder to cause cancer or reproductive toxicity shall occur from any such good within the meaning of Proposition 65 and the regulations thereunder, unless Seller gives Buyer written notice of such fact and the amount that the level of the chemical in such good exceeds the levels established pursuant to Proposition 65.

ASSIGNMENT No part of this Order may be assigned or contracted by Seller without the prior written approval of Buyer.

SETOFFS All claims for money due or to become due from Buyer shall be subject to deduction or setoff by the Buyer by reason of any counterclaim arising out of this or any other transaction with Seller.

WAIVER Buyer's failure to insist on performance of any terms or conditions herein or to exercise any right or privilege or Buyer's waiver of any breach hereunder shall not thereafter waive any other terms, conditions, or privileges, whether of the same or similar type.

GOVERNING LAW This Order shall be governed and construed by the substantive federal and state law of the state of Tennessee as it applies to contracts made and to be performed wholly within such state.

ENTIRE AGREEMENT This Order, and any documents referred to on the face hereof, constitute the entire agreement of the parties.

                                   EXHIBIT D


                      PRICING FOR RICE BRAN OIL DISTILLATE

The price is [*], FOB applicable Humko Plants. The following discount scale shall apply to distillate that contains [*]:

                  [*]                            DISCOUNT
                  ---                            --------
                  [*]                            [*]
                  [*]                            [*]
                  [*]                            [*]
                  [*]                            [*]
                  [*]                            [*]
                  [*]                            [*]
                  [*]                            [*]

                                   EXHIBIT E



                         DELIVERY AND INVOICE PROCEDURES

                              (DISTILLATE PRODUCTS)


DELIVERY

         Humko shall notify Bionutrics when distillate is available for pick up at one of the Humko Plants. Bionutrics shall arrange to pick up distillate at the specified location within 2 working days of said notification.


INVOICING

Invoices shall be calculated on the basis of pricing in Exhibit D. The [*] shall be determined by procedures mutually agreed to by the parties.